UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2022

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter). Emerging growth company Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In its Form 8-K filed with the Securities and Exchange Commission on April 11, 2022, Nuvera Communications, Inc. (“Nuvera or the “Company”) disclosed that on April 11, 2022, the Company had issued 50,926 Non-Qualified Stock Options (“NQSOs”) as awards to Mr. Glenn Zerbe, Company Chief Executive Officer, under the 2017 Omnibus Stock Plan (“2017 Plan”).

After subsequent review, the Company determined that the number of NQSOs issued to Mr. Zerbe exceeded the permissible 50,000 annual share limit for “Stock Incentive” under the 2017 Plan.

On May 19, 2022, the Company adjusted the number of NQSOs awarded to Mr. Zerbe to 50,000 NQSOs per the 2017 Plan and awarded a cash bonus to Mr. Zerbe of $3,000. All other terms of the April 11, 2022 award to Mr. Zerbe remained unchanged.

Item 5.07 – Submission of Matters to a Vote of Security Holders

Nuvera’s Annual Meeting of Shareholders was held on May 26, 2022 virtually via live webcast at www.virtualshareholdermeeting.com/NUVR2022. Proxies representing 3,343,917 shares, or 66.02% of the 5,064,760 outstanding shares entitled to vote were present at the Annual Meeting, which constituted a quorum. The shareholder voting results for the election of two directors, and the four other matters submitted to shareholders are as follows:

Proposal 1. Two directors were elected to serve until the 2025 Annual Meeting and until the election and qualification of their respective successors, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Perry L. Meyer	2,367,837	187,378	788,702
Bill D. Otis	2,331,583	223,632	788,702

Proposal 2. Shareholders ratified the appointment of Olsen, Thielen & Company, Ltd. as the Company’s  independent registered public accounting firm for the 2022 fiscal year, as follows:

Votes For	Votes Against	Abstentions

3,293,607	8,028	42,282

Proposal 3. Shareholders approved an amendment to the Nuvera bylaws to eliminate the age restrictions for individuals to be elected to or appointed to serve on the Company’s Board of Directors, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,961,455	443,982	149,778	788,702

Proposal 4. Shareholders approved the Company’s executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,271,497	203,515	80,203	788,702

Proposal 5. Shareholders voted on the frequency of future shareholder advisory votes on executive compensation, as follows:

1 Year	2 Years	3 Years	Abstentions

1,029,559	235,471	1,158,255	131,930

Due to the fact that a majority of the shareholders expressing a preference on Proposal 5 voted in favor of holding the advisory vote every three years, and that was the recommendation of the Nuvera’s Board of Directors (“Board), on May 26, 2022, the Board decided Nuvera will submit the shareholder advisory vote on executive compensation to its shareholders every three years.

In addition, the Board currently intends to seek a new shareholder advisory vote on the frequency of future shareholder advisory votes in three years or at the 2025 Annual Meeting of Shareholders.

The Company will file copy of its complete bylaws. as amended, including the amendment approved by the shareholders in Proposal 3, as an exhibit to its Form 10-Q for the quarter ended June 30, 2022.

Item 8.01 – Other Events.

On May 26, 2022, Nuvera’s also announced that its Board of Directors approved a quarterly dividend on our common stock of $0.14 per share, payable on June 15, 2022 to shareholders of record at the close of business on June 6, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2022	Nuvera Communications, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer

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